Exhibit 99.2

2U, Inc. to Acquire GetSmarter

LANHAM, Md., USA and CAPE TOWN, South Africa — May 2, 2017 — 2U, Inc. (NASDAQ: TWOU), a leader in partnering with colleges and universities to deliver the world’s best digital education, announced today, that it has entered into an agreement to acquire GetSmarter (incorporated as Get Educated International Proprietary Limited), a leader in collaborating with universities to offer premium online short courses to working professionals.  Both 2U and GetSmarter focus on delivering high-quality, high-touch digital higher education from world class colleges and universities to unlock a student’s full potential.

GetSmarter powers engaging online short courses in partnership with some of the world’s most renowned higher education institutions, including the University of Cambridge, Harvard University’s strategic online learning initiative, HarvardX, Massachusetts Institute of Technology (MIT), and Africa’s top three universities, University of Cape Town, University of the Witwatersrand and University of Stellenbosch Business School. It is a high growth business that has served more than 50,000 students since inception with course completion rates that average 88%. GetSmarter’s portfolio includes over 70 short courses offered with its university partners, including Business Sustainability Management from the University of Cambridge’s Institute for Sustainability Leadership, Global Health Delivery from HarvardX, and Healthcare Informatics from the University of Chicago. GetSmarter operates under a revenue share model with its university clients.

2U will acquire GetSmarter in all-cash transaction for approximately $103 million, subject to certain purchase price adjustments, and an earn-out payment of up to $20 million in cash, subject to achievement of certain financial milestones in calendar years 2017 and 2018. Subject to various closing conditions, the acquisition is expected to close during the third quarter of 2017. The acquisition is expected to strengthen 2U’s position in the approximately $1.9 trillion global higher education market which is expected to grow approximately 8% in 2017, while accelerating two of the company’s key strategic growth initiatives — expanding internationally and into non-degree alternatives.

“GetSmarter’s pursuit of quality in online education, demonstrated by a uniquely high student course completion rate that averages 88% is truly remarkable and mirrors 2U’s mission to offer the world’s best digital education as defined by our partner students’ outcomes and satisfaction.” said Christopher “Chip” Paucek, CEO and co-founder of 2U. “With GetSmarter, 2U expects to strengthen its position as a leader in digital education. We also expect to accelerate our growth, extend our global footprint and provide a broader suite of services by matching up more students to the right programs at the right time as they further their professional and personal development.”

“In 2U we have found a partner who makes us stronger. They bring deep experience and access to capital that allows us to pursue stellar growth and stand out student outcomes at scale.” said Sam Paddock, CEO and co-founder of GetSmarter. “We look forward to better serving our University partners and their students across the globe.”

2U intends to continue to grow its core business of powering online domestic graduate degree programs, a market that continues to provide strong and attractive growth opportunities. Following the closing of the acquisition, GetSmarter will be an independently operating, wholly-owned subsidiary of 2U, based in Cape Town, South Africa. GetSmarter will continue to be operated by its current management team, including its founders, Sam Paddock and Rob Paddock, with GetSmarter co-Founder & CEO, Sam Paddock, remaining as its CEO and reporting to Chip Paucek.

Expected Strategic Benefits of the Transaction

•                  Builds on 2U’s mission to deliver high-quality, high-touch, digital education focused on student outcomes. With student course completion rates averaging 88%, GetSmarter mirrors 2U’s high standards for student outcomes and retention.

•                  Accelerates 2U’s growth through increased new client acquisition activities during 2016 and early 2017, leading us to expect a substantial increase in the number of courses offered, the number of students taking courses and therefore an acceleration in the business.

•                  Ensures sustainability for GetSmarter’s partners through the strength, stability and resources associated with 2U’s overall business.  We expect this to ensure even more sustainability and growth for their university partners in the future.

•                  Expands 2U’s total addressable market opportunity

•                  Short Courses: With this acquisition, 2U can now provide high quality short courses to students not currently seeking a full graduate degree.

•                  International: With GetSmarter, 2U immediately adds world-class universities from three continents, a global base of students, and provides a better product-market fit for international audiences.

•                  Creates Marketing Leverage. 2U brings world class marketing analytics and optimization to GetSmarter, creating even greater access to high-quality digital education for students and working professionals.

Additional Transaction Details

Under the terms of the transaction, 2U will pay approximately $103 million in cash upon closing for all outstanding equity interests in GetSmarter, with up to an additional $20 million in cash payable to the equity holders of GetSmarter upon the achievement of certain financial milestones in calendar year 2017 and 2018.

In addition, 2U will provide certain members of GetSmarter’s senior management team with approximately $9.4 million of restricted stock units in the aggregate, subject to the continued service of such individual to GetSmarter following the closing.  Subject to various closing conditions, the acquisition is expected to close during the third quarter of 2017.

GetSmarter’s revenue was approximately $17 million for 2016, primarily generated by students enrolled in the company’s existing programs with its legacy South African universities and one university in the United States. In late 2016 and early 2017, GetSmarter significantly increased new client acquisition, leading us to expect a substantial increase in the number of courses offered, the number of students taking courses and therefore an acceleration in their business and the business of the combined company.

After excluding $2.2 million of cash compensation-related items and other costs that 2U expects to expense in lieu of purchase price, and including the estimated impact of potential future capital markets activities to replenish cash, 2U expects the transaction to be neutral to adjusted net income per share for 2017.  However, because of these expense items and transaction-related stock compensation expense, 2U expects the transaction to be dilutive to net income per share in 2017.

We anticipate providing more detail upon closing the transaction.

Transaction Conference Call

The company plans to discuss further details of the transaction on May 4, 2017 as part of its call to discuss its 2017 first quarter financial results.

The audio webcast and conference call is at 5 p.m. ET on May 4, 2017. To access the live webcast, please visit http://investor.2u.com. To participate in the conference call by telephone in the U.S., dial 1-877-359-9508, or outside of the U.S., dial 1-224-357-2393.

As soon as it is available, a recording of the webcast will be posted to the Investor Relations section of the 2U website at http://investor.2u.com.

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About 2U, Inc. (NASDAQ:TWOU)

2U partners with great colleges and universities to build what we believe is the world’s best digital education. Our platform provides a comprehensive fusion of technology, services and data architecture to transform high-quality and rigorous campus-based universities into the best digital versions of themselves. 2U’s No Back Row® approach allows qualified students and working professionals around the world to experience a first-rate university education and successful outcomes. To learn more, visit 2U.com.

About GetSmarter

GetSmarter is an online education company based in Cape Town and London. We collaborate with the world’s legendary Universities to offer premium online short courses to working professionals around the world. To learn more, visit GetSmarter.com.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation

Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding the completion of the acquisition, the expected benefits of the transaction, the future results of the operations and the financial position of 2U, Inc. are forward-looking statements. 2U has based these forward-looking statements largely on its estimates of its financial results and its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs as of the date of this press release. We undertake no obligation to update these statements as a result of new information or future events. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from the results predicted. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016 and other reports filed with the U.S. Securities and Exchange Commission. In addition, there are significant risks and uncertainties relating to 2U’s proposed acquisition and ownership of GetSmarter, including risks and uncertainties relating to the receipt of required approvals from government and regulatory authorities, the receipt of any required third party consents and the integration of GetSmarter’s operations and the realization of anticipated benefits from the acquisition. Moreover, 2U operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for 2U management to predict all risks, nor can 2U assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements 2U may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated.

Media Contacts:

Shirley Chow, 2U

schow@2U.com

Martin Hall, GetSmarter

martin.hall@getsmarter.com

Investor Contact:

Ed Goodwin, 2U

egoodwin@2U.com